Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-156941, 333-171957, 333-194706) and Form S-8 (File No. 333-200798, 333-171954, 333-150268, 333-185065) of our report dated September 28, 2015, relating to the consolidated financial statements of EnSync, Inc., which appears in  this Annual Report on Form 10-K for the year ended June 30, 2015.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Milwaukee, Wisconsin
September 28, 2015